REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANT

To the Shareholders and Board of
Trustees of SSgA Funds:

In planning and performing our
audit of the financial statements
of SSgA Funds (the Funds) as of
and for the year ended August 31,
2005, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Funds
internal control over financial
reporting.   Accordingly, we express
no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  A companys
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a companys assets that could have
a material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control deficiency,
or combination of control
deficiencies, that adversely affects
the companys ability to initiate,
authorize, record, process or report
financial data reliably in accordance
with generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the companys annual
or interim financial statements that
is more than inconsequential will
not be prevented or detected. A
material weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control
that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
that we consider to be a material
weakness as defined above as of August
31, 2005.

This report is intended solely for the
information and use of management and
the Board of Trustees of SSgA Funds
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 20, 2005